Exhibit 10.1

AMENDMENT NO. 2 TO
NON-NEGOTIABLE PROMISSORY NOTE

This Amendment No. 2 to the Non-Negotiable Promissory Note (this “Amendment”) is made effective as of September 16, 2010 and amends that certain Non-Negotiable Promissory Note dated as of December 23, 2009, as amended (the “Note”) made by Paneltech International Holdings, Inc. a Delaware corporation (fka Charleston Basics, Inc.) (the “Company”), in favor of Collins Timber Company LLC, an Oregon limited liability company (the “Holder”).

W I T N E S S E T H:

WHEREAS, the Company and the Holder desire to amend the Note as provided herein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A.  Amendments.  The Note is hereby amended as follows:

1. The first paragraph of the Note is deleted in its entirety and replaced with the following:

“FOR VALUE RECEIVED, the undersigned, Charleston Basics, Inc., a Delaware corporation having an office and principal place of business at 2999 John Stevens Way, Hoquiam, WA 98550 (the “Company”), promises to pay to Collins Timber Company LLC, an Oregon limited liability company (the “Holder”), the principal sum of Three Hundred Seventy-Five Thousand Dollars ($375,000) (or, if adjusted pursuant to the terms below, Six Hundred Twenty-Five Thousand Dollars ($625,000)) on or before on January 1, 2012 (the “Outside Maturity Date”) in accordance with the following:”

2. The third paragraph of the Note (paragraph (b)) is amended by replacing the reference to “August 30, 2010” with “December 31, 2011”.

3. The fourth paragraph of the Note (paragraph (c)) is amended by renumbering such paragraph “(d)” and replacing both references to “August 30, 2010” with “December 31, 2011”.

4. A new paragraph “(c)” shall be added immediately preceding the fourth paragraph of the Note (prior to  the foregoing amendments) that shall read as follows:

(c)           (i) In the event that the Company completes an asset sale or an offering of the Company’s securities, and the proceeds from such transaction are at least equal to $1,500,000, the Company shall repay the entire outstanding principal amount of the Note and all accrued and unpaid interest thereon, within 10 days following the closing of such sale; but if the proceeds from such transaction are less than $1,500,000, but at least equal to $1,000,000, the Company shall repay one half (50%) of the outstanding principal amount of the Note and one half (50%) of all accrued and unpaid interest thereon, within 10 days following the closing of such sale.

(ii) If the Company does not, by September 21, 2010, execute and deliver to Holder a security agreement and a UCC financing statement, in a form and substance satisfactory to Holder, granting to Holder a security interest in all personal property assets of Company to secure payment of this Note, subject only to liens securing the Company’s existing loan and credit facilities from Anchor Bank and ShoreBank Pacific, the Company shall repay the entire outstanding principal amount of this Note, and all accrued and unpaid interest thereon, on September 22, 2010.  Such security documents will permit Company to grant new liens to institutional lenders, with a priority ahead of Holder, securing the following credit facilities:  (1) a new operating line of credit in an amount of not more than the One Million Dollars ($1,000,000), provided that the existing ShoreBank line of credit is paid and liens securing it released; and (2) such other loans as Holder may approve in writing, such consent not to be unreasonably withheld.

5. The fifth paragraph (prior to  the foregoing amendments) is deleted in its entirety and replaced with the following:

The undersigned also promises to pay interest on the unpaid principal amount hereof from the date of this Note at a floating rate equal to the prime rate in effect on the first business day of each month amounts hereunder are owing, as published in the Wall Street Journal (the “Initial Rate”), which Initial Rate shall be in effect from the date hereof until June 30, 2010.  Beginning as of July 1, 2010 the undersigned promises to pay interest on the unpaid principal amount hereof at a rate of 7% per annum (the “Secondary Rate” together with the Initial Rate, the “Prescribed Rate”), until all amounts owing under this Note (including, if applicable, any increased principal under clause (d) above) have been paid in full.  Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed.  All payments hereunder shall be payable in immediately available funds in lawful money of the United States of America. Beginning January 1, 2011, the Company shall on the first day of each month pay Holder all unpaid interest accrued on this Note during the preceding month.

B.           No Other Amendments.  This Amendment shall not be deemed to modify the terms of the Note except as expressly set forth herein.

C.           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of law.

D.           Counterparts.  This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, all such counterparts shall together constitute but one and the same instrument and facsimile and photostatic copies of such executed counterparts shall be given the same effect as the originals.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Non-Negotiable Promissory Note as of the date first written above.

THE COMPANY: Paneltech International Holdings, Inc. (fka Charleston Basics, Inc.)		THE HOLDER: Collins Timber Company LLC

By:	/s/Leroy D. Nott	By:	/s/ Eric Schooler
Name:	Leroy D. Nott	Name:	Eric Schooler
Title:	President	Title:	President/CEO